                                                                       EXHIBIT 1

                     ___________ Shares of Common Stock (1)

                                ($.01 par value)

                                KONA GRILL, INC.

                             UNDERWRITING AGREEMENT

                                -----------------

                                                              New York, New York
                                                                          , 2005

OPPENHEIMER & CO. INC.
  As Representative of the several
  Underwriters named in Schedule A hereto
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Kona Grill, Inc., a Delaware corporation (the "Company"), confirms its agreement with Oppenheimer & Co. Inc. ("Oppenheimer") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters"), for whom Oppenheimer is acting as the representative (the "Representative"), with respect to the sale by the Company, and the purchase by the Underwriters, acting
severally and not jointly, of        shares of the Company's common stock, $.01
par value per share ("Common Stock"). Such shares of Common Stock are hereinafter referred to as the "Firm Shares".

      Upon your request, as provided in Section 2(c) hereof, the Company shall also sell to the Underwriters, acting severally and not jointly, up to an
additional        shares of Common Stock for the purpose of covering
over-allotments, if any (the "Option Shares"). The Firm Shares and the Option Shares are hereinafter referred to as the "Securities". The Securities are more fully described in the Registration Statement and the Prospectus referred to below.

1. Representations and Warranties of the Company.

   (a) The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the Closing Date referred to in Section 2(b) hereof, and as of each Option Closing Date (if any) referred to in Section 2(d) hereof, as follows:

         (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1
                  (File No. 333-      ), including any related preliminary
                  prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder

----------
1     Plus an option to purchase from the Company up to        additional shares
      to cover over-allotments.


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                  (the "1933 Act Regulations"). The Company will next file with the Commission either (1) prior to the effective date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the effective date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A information) required by the 1933 Act and the 1933 Act Regulations to be included in such registration statement and the Prospectus. The Company will furnish a copy of any amendment to such Registration Statement, or any Registration Statement filed pursuant to Rule 462(b) under the 1933 Act (a "462(b) Registration Statement"), to the Representative at least two business days before filing such Registration Statement amendment, and will not file any other amendment thereto or any Rule 462(b) Registration Statement to which the Representative shall have objected in writing. Each prospectus used before such Registration Statement became effective is herein called a "Preliminary Prospectus." Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A or 462(b) under the 1933 Act), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Prospectus."

                  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         (ii) Neither the Commission nor any state regulatory authority has issued any order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted or are pending or to the Company's knowledge, threatened.

         (iii) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the 1933 Act Regulations.

         (iv) Each of the Company and its Subsidiaries (as hereinafter defined) (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) other than as disclosed in the Registration Statement, owns no interest in any corporation, partnership, trust, joint venture or other business entity, (iii) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, (iv) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus and (v) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, permits and all federal, state and local laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, if the subject of an unfavorable decision, ruling or finding, would, in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The


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                  disclosures in the Registration Statement concerning the
                  effects of federal, state and local laws, rules and regulations on each of the Company's and the Subsidiaries' business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading.

         (v) The Company has a duly authorized equity capitalization as set forth in the Prospectus under "Capitalization" and will have the adjusted duly authorized equity capitalization set forth therein on the Closing Date, based upon the assumptions set forth therein. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement or as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities (i) are not and will not be issued in violation of any preemptive or other similar rights of any stockholder,
                  (ii) have been duly authorized for quotation on the Nasdaq National Market, and (iii) when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus. The holders of the Securities will not be subject to any liability solely by reason of being such holders. All corporate action required to be taken by the Company or any of it Subsidiaries for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form according to the corporate law of Delaware. Upon the issuance and delivery, pursuant to the terms hereof, of the Securities to be sold by the Company hereunder, and payment therefor the Underwriters will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever except for any such lien, charge, claim, encumbrance, pledge, security interest, defect, other restriction, or equity created by the Underwriters or imposed upon the assets of the Underwriters.

         (vi) The subsidiaries of the Company listed on Annex A hereto (each, a "Subsidiary", and together, the "Subsidiaries") are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. All the


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                  outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

         (vii) The consolidated financial statements, including the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus, fairly present in all material respects the financial position, income, changes in cash flow, changes in stockholders' equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The other financial information set forth in the Prospectus fairly present in all material respects, on the basis stated in the Prospectus, the information set forth therein, and have been derived from, or compiled on, a basis consistent with that of the audited financial statements included in the Prospectus.

         (viii) Each of the Company and its Subsidiaries has filed all Federal, state and local tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or where such failure singularly or in the aggregate would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, whether or not arising from transactions in the ordinary course of business, (ii) is set forth in the Prospectus or (iii) would not, singularly or in the aggregate, have a Material Adverse Effect.

         (ix) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance


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                  coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an additional cost that would not have a Material Adverse Effect.

         (x) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, domestic or foreign, pending or, to the Company's knowledge, threatened against (or, to the Company's knowledge, circumstances that are reasonably likely give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (i) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed or (iii) except for matters disclosed in the Prospectus, might, individually or in the aggregate, have a Material Adverse Effect.

         (xi) The Company and each of its Subsidiaries (i) are in compliance with any and all applicable Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
                  (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

         (xii) The Company has the corporate power and authority to authorize, issue, deliver and sell the Securities being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company.

         (xiii) None of the Company's issuance or sale of the Securities or the execution or delivery of this Agreement by the Company, the Company's performance hereunder or the conduct of the Company's or its


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                  Subsidiaries' business as described in the Registration
                  Statement, the Prospectus, and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (i) the Certificate of Incorporation or By-laws of the Company or its Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties except in the case of clauses (ii) and (iii) for such breaches, violations, defaults, liens or other restrictions that do not or will not, singularly or in the aggregate, have a Material Adverse Effect.

         (xiv) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the 1933 Act, the Securities and Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. ("NASD") or the Nasdaq National Market in connection with the Underwriters' purchase and distribution of the Securities, in the manner contemplated herein and in the Prospectus.

         (xv) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, enforceable against it in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form S-1. There are no contracts or other documents which are required by the 1933 Act or the


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                  1933 Act Regulations to be described in the Registration
                  Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

         (xvi) Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its Charter or By-laws or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject except, in the case of clause (B), where such violation or default, singularly or in the aggregate, would not have a Material Adverse Effect.

         (xvii) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (xviii) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

         (xix) Neither the Company or its Subsidiaries nor any of its employees, directors, stockholders, partners, or affiliates of any of the foregoing has taken, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated

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                  thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

         (xx) The Company and each of its Subsidiaries owns or has obtained licenses for the trade and service marks, trade and service mark registrations, trade names, copyrights, trade secrets, technology, know-how and other intellectual property referenced or described in the Prospectus as being owned by or licensed to it (collectively, the "Intellectual Property"). To the knowledge of the Company, there are no rights of third parties to any such owned Intellectual Property; to the knowledge of the Company there is no infringement by third parties of any such owned Intellectual Property; to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or its Subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no domestic or foreign, pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of facts which would form a reasonable basis for any such claim. The Company owns, possesses, licenses or has other rights to use all Intellectual Property necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted.

         (xxi) The Company and each of its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and taxes, lessor's interests and liens for taxes not yet due and payable.

         (xxii) Ernst & Young LLP, which has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

         (xxiii) Except as described in the Prospectus under "Underwriting," there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder's or origination fee with respect to the sale of the Securities by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its respective officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the NASD.

         (xxiv) Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect.

         (xxv) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxvi) The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minutes.

         (xxvii) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (xxviii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon and at all times after the applicability of such provisions.

         (xxix) The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market approved the Securities for quotation, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

         (xxx) Except as (i) set forth in the Prospectus or (ii) as need not be described pursuant to Item 404(b) of Regulation S-K under the 1933 Act, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the 1933 Act) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which
                  (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Relationships and Related Party Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the (x) Company or any of its Subsidiaries and (y) Marcus Jundt or any officer or director of the Company or any of its Subsidiaries, or any partner, affiliate or associate of any of the foregoing persons.

         (xxxi) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

         (xxxii) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

         (xxxiii) Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the 1933 Act, other than those holders who have waived such rights. Except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.

         (xxxiv) Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "Investment Company Act"), and the rules and regulations of the Commission promulgated thereunder.

         (xxxv) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as set forth in the Registration Statement.

2. Purchase, Sale and Delivery of the Securities.

   (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from
         the Company at a price of $       per share of Common Stock, that
         number of Firm Shares set forth in Schedule A opposite the name of such Underwriter.

   (b) Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California 92660, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City
         time) on         , 2005, or at such other time and date as shall be
         agreed upon by the Representative and the Company, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the Firm Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

   (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and any Option Closing Date. The number of the Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares. The maximum number of Option Shares to be sold by the
         Company is        .

   (d) If the option provided for in Section (c) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representative at [O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California 92660], on the date specified by the Representative which shall be three business days after notice of exercise of said option (each such date and time of payment and delivery being herein called an "Option Closing Date"), against payment by the several Underwriters through the Representative thereof to, or upon the order of, the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

3. Public Offering of the Securities. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

4. Covenants and Agreements. The Company agrees with each of the several Underwriters that:

   (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and any amendment thereof, to become effective as promptly as possible. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
         (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

   (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act and the 1933 Act Regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations promulgated thereunder, the Company promptly will (A) notify the Representative of any such event, (B) prepare and file with the Commission, subject to the second sentence of Section

         4(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectus to each of the Underwriters in such quantities as each such Underwriter may reasonably request.

   (c) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the Effective Date, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

   (d) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the 1933 Act, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

   (e) During a period of two years from the date hereof, the Company will furnish to its stockholders annual reports (including financial statements audited by independent public accountants) and will deliver to the Representative:

         (1) concurrently with furnishing the above-mentioned quarterly reports to its stockholders, statements of income of the Company for each quarter, in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

         (2) concurrently with furnishing the above-mentioned annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants; and

         (3) as soon as they are available, copies of all reports (financial or other) mailed to stockholders.

                  Delivery to the Representative will be deemed to have been made to the extent the Company has filed or furnished the above-referenced materials (including those in Section 4(d) above) with the Commission.

         (f) The Company will furnish to the Representative and Underwriters' Counsel, without charge, at such place as the Representative may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act and the 1933 Act Regulations promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

         (g) At the Execution Time, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons or entities listed on Schedule B hereto (the "Lock-Up Agreements"). On or before the Closing Date, the Company shall deliver instructions to Continental Stock Transfer & Trust Company, the transfer agent for the Securities, authorizing it to place appropriate stop transfer orders on the Company's ledgers.

         (h) The Company will not, for a period of 180 days following the Execution Time (the Lock-Up Period"), without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under
                  Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Common Stock and securities exercisable for Common Stock pursuant to any employee stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. If (i) the Company issues an earnings release or material news or a material event relating to the Company is announced during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the initial Lock-Up Period, the restrictions imposed during the Lock-Up Period shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

         (i) Prior to the completion of the distribution of the Securities by the Underwriters, neither the Company nor any of its officers, directors or stockholders, nor any of their respective affiliates (within the meaning of the Exchange Act) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

         (j) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

         (k) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance in all material respects with the applicable requirements under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

         (l) The Company shall use its best efforts to cause the Common Stock to be quoted on the Nasdaq National Market, the NYSE or another national securities exchange for a period of five years from the date hereof, and shall use its best efforts to maintain the Nasdaq National Market quotation, the NYSE listing or national securities market or exchange quotation or listing of the Common Stock to the extent outstanding.

5. Payment of Expenses. The Company agrees to pay the costs and expenses in connection with its obligations pursuant to the proposed public offering of the Securities, including, but not limited to the following: fees and expenses of filing with the NASD and the Commission, printing and duplicating costs, all postage and mailing expenses with respect to the transmission of prospectuses, registrar, warrant and transfer agent fees, "road show" travel related expenses for Company personnel, its own counsel and accounting fees, costs of independent due diligence investigations (not to exceed $5,000), bound volumes, issue and transfer taxes, if any, Blue Sky filing fees, and Blue Sky and NASD counsel fees and expenses. It is agreed that Underwriters' Counsel shall perform the required blue sky legal services, if necessary. The Representative is authorized upon consummation of the proposed offering to place customary "tombstone" advertisements in publications of its choice at its expense. In addition, the Company agrees to pay the Representative a non-accountable expense allowance equal to $100,000, which is payable at, and only in the event of, the Closing. For purposes of this paragraph, "Closing" means the date on which the Company delivers the Firm Shares to the Representative and the Representative pays the Company for the Firm Shares. Except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, "road show" travel related expenses for Underwriter personnel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to (A) the continuing accuracy of the representations and warranties of the Company herein, as of the date hereof and as of the Closing Date and any Option Closing Date, as if such representations and warranties had been made on and as of the Closing Date or Option Closing Date, as the case may be, (B) the accuracy on and as of the Closing Date or any Option Closing Date, of the statements of the officers of the Company made pursuant to the provisions hereof, (C) the performance by the Company on and as of the Closing Date and any Option Closing Date, of its covenants and obligations hereunder, (D) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, and
         (E) the following further conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On or prior to the Closing Date, the Representative shall have received from Underwriters' Counsel, such opinions or statements with respect to the organization of the Company, the validity of the Securities, the compliance as to form of the Registration Statement, and the Prospectus with the requirements of the 1933 Act and the 1933 Act Regulations promulgated thereunder, and other related matters as the Representative requests. Underwriters' Counsel shall have received such papers and information as it reasonably requests to enable it to pass upon such matters.

         (d) On the Closing Date, the Underwriters shall have received the opinion of Greenberg Traurig, LLP, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in substantially the form attached hereto as Exhibit B.

         (e) At any Option Closing Date, the Underwriters shall have received the opinion of Greenberg Traurig, LLP, dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, confirming, as of such Option Closing Date, the statements made by Greenberg Traurig, LLP in its opinion delivered on the Closing Date.

         (f) Prior to each of the Closing Date and any Option Closing Date and other than as set forth in the Registration Statement or Prospectus, (i) there shall have been no material adverse change in the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement and Prospectus which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company nor any of its Subsidiaries, shall be in material breach under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Securities); (v) neither the Company nor any of its Subsidiaries shall have declared or paid any dividend or made any distribution in respect of its capital stock of any class;
                  (vi) there shall have been no change in the capital stock of the Company, or any change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise); (vii) no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (viii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or federal, state or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect; and (viii) no stop order shall have been issued under the 1933 Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission.

         (g) At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge or the Company's knowledge, after due inquiry, are contemplated or threatened;

                  (iii) the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (iv) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (h) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (i) On each of the Closing Date and any Option Closing Date, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Securities.

         (j) No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to subsection (c) of Section 4 hereof shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

         (k) Prior to the Closing Date, any voting agreements or voting trusts among shareholders of the Company of which the Company has knowledge, will be amended to terminate upon the consummation of an initial public offering by the Company of its Common Stock.

         (l) Prior to or at the Closing Date, the Company shall have converted all of its Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into shares of Common Stock.

         (m) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 6, if not otherwise qualified as to materiality, shall not have been fulfilled in all material respects, and if otherwise qualified as to materiality, shall not have been fulfilled in all respects, when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement, if not otherwise qualified as to materiality shall not be in all material respects, and if otherwise qualified as to materiality shall not be, reasonably satisfactory in form and substance to the Representative and Underwriters' Counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California 92660, on the Closing Date.

7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated (a) because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or (b) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than (i) by reason of a default by any of the Underwriters or (ii) because of any termination pursuant to Section 11 hereof, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledge that the statements set forth under the heading "Underwriting" in (i) the paragraph relating to discounts to brokers or dealers, (ii) the last two sentences of the paragraph relating to the shares reserved for sales to directors, officers, employees, business associates, and related persons (iii) the paragraph relating to short sales, stabilizing transactions and purchases to cover positions created by short sales (iv) the paragraph relating to penalty bids, (v) the paragraph relating to the effect of purchases to cover a short position and stabilizing transaction, (vi) the paragraph relating to sales to discretionary accounts, and (vii) the paragraph relating to the prospectus in electronic format in any Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Prospectus or the Registration Statement.

         (c)      Promptly after receipt by an indemnified party under this
                  Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
                  (i) will not relieve it from liability under paragraph (a) or
                  (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
                  (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d)      In the event that the indemnity provided in paragraph (a) or
                  (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Representations and Indemnities to Survive Delivery. All representations, warranties, agreements, indemnities and other statements of the Company or its officers and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, as the case may be, and such representations, warranties and agreements and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person of any Underwriter or the Company, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Securities to the Underwriters and the Representative, as the case may be.

10.      Effective Date. This Agreement shall become effective upon the later of
         (i) when the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Security has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representative or by the Representative by notifying the Company. Notwithstanding the foregoing, and regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the directors, officers, employees or agents referred to in
         Section 8 hereof, (i) the provisions of this Section 10 and of Sections 5 and 8 hereof shall at all times be in full force and effect and shall survive the termination or cancellation of this Agreement, and (ii) the provisions of Section 1 hereof shall survive the termination or cancellation of this Agreement only if delivery and payment for the Securities shall have occurred.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of New York Stock Exchange or the Nasdaq National Market, (ii) the Company shall have sustained a loss material or substantial to the Company or any of its restaurants by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) any domestic or international event or act or occurrence has materially disrupted, or in the Representative's opinion will in the immediate future materially adversely disrupt, the financial markets, (v) any material adverse change in the financial markets shall have occurred, or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of

         Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

13. Default by the Company. If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5 and Section 8 hereof. No action taken pursuant to this Section 13 shall relieve the Company from liability, if any, in respect of such default.

14. Arm's-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith each Underwriter is acting as a principal and not the agent or fiduciary of the Company, and (iii) no Underwriter has assumed an advisory responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement.

15. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Oppenheimer & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Henry P. Williams, (Facsimile Number: (212) 425-2028), with a copy to O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California 92660, Attention: Gary J. Singer (Facsimile Number: (949) 823-6994). Notices to the Company shall be directed to the Company at Kona Grill, Inc., 7150 E. Camelback Road, Suite 220, Scottsdale, Arizona 85251, Attention: Mark Robinow,

         (Facsimile Number: (480) 991-6811), with a copy to Greenberg Traurig, LLP, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016,
         Attention: Quinn P. Williams (Facsimile Number: (602) 445-8100).

16. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17. Applicable Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in New York City and waives any objection to venue in such courts.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative and the Company.



        [Signature Page Follows]

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    KONA GRILL, INC.


                                    By:  _______________________________________
                                         C. Donald Dempsey
                                         President and Chief Executive Officer

Confirmed and accepted as of
the date first above written.

OPPENHEIMER & CO. INC.

For itself and as Representative
of the several Underwriters named
in Schedule A hereto.

By:____________________________
Name:
Title: